UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	April 19, 2007

THE MARCUS CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125
(Address of principal executive offices, including zip code)
(414) 905-1000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

        On April 19, 2007, The Marcus Corporation (the “Company”) issued a press release announcing that subsidiaries and affiliates of Marcus Theatres Corporation (“MTC”), a subsidiary of the Company, completed the acquisition of 11 multi-screen motion picture theatres owned and/or leased by Cinema Entertainment Corp. in portions of Minnesota, Wisconsin, North Dakota and Iowa pursuant to the terms of an Asset Purchase Agreement dated March 21, 2007.

        The Asset Purchase Agreement for the transaction has previously been filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated March 22, 2007 and is incorporated by reference herein. In addition, a copy of the Company’s press release announcing the completion of the acquisition is being furnished as Exhibit 99 to this Report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being furnished herewith:

(99)	Press Release of The Marcus Corporation, dated April 19, 2007, regarding completion of the acquisition by Marcus Theatres Corporation of certain assets of Cinema Entertainment Corp. and Ross Becker Properties, LLP.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION
Date: April 19, 2007	By: /s/ Douglas A. Neis
Douglas A. Neis
Chief Financial Officer and Treasurer

THE MARCUS CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(99)	Press Release of The Marcus Corporation, dated April 19, 2007, regarding completion of the acquisition by Marcus Theatres Corporation of certain assets of Cinema Entertainment Corp. and Ross Becker Properties, LLP.